EXHIBIT 99(j)(1)



                         SUTHERLAND ASBILL & BRENNAN LLP


STEVEN B. BOEHM                                   1275 Pennsylvania Avenue, NW
DIRECT LINE:  202.383.0176                        Washington, DC  20004-2415
Internet:  sboehm@sablaw.com                      202 383-0100
                                                  fax  202 637-3593
                                                  www.sablaw.com

                                           January 30, 2004


Board of Trustees
TIAA-CREF Institutional Mutual Funds
730 Third Avenue
New York, N.Y.  10017-3206

         RE:  TIAA-CREF INSTITUTIONAL MUTUAL FUNDS
              POST-EFFECTIVE AMENDMENT NO. 7


Trustees:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as a part of post-effective amendment No. 7 to the Form N-1A registration statement for TIAA-CREF Institutional Mutual Funds (FILE NO. 333-76651). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                           Sincerely,

                                           SUTHERLAND ASBILL & BRENNAN LLP

                                           By: /s/ Steven B. Boehm
                                               -------------------------------
                                                   Steven B. Boehm

SBB/sab


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